SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                       Date of Report
                       (Date of earliest
                       event reported):        August 2, 1999


                             A. O. Smith Corporation
             (Exact name of registrant as specified in its charter)


   Delaware                           1-475                      39-0619790
(State or other                  (Commission File              (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


                 P.O. Box 23972, Milwaukee, Wisconsin 53223-0972
          (Address of principal executive offices, including zip code)


                                 (414) 359-4000
                         (Registrant's telephone number)



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Item 2.   Acquisition or Disposition of Assets.

          On August 2, 1999, A. O. Smith Corporation (the "Company") acquired substantially all of the assets of the Motors and Controls Division of MagneTek, Inc., a Delaware corporation ("MagneTek"), used primarily in the operations of the business of developing, manufacturing, selling and distributing fractional, integral and DC electric motors (the "Motors Business"), pursuant to an Asset Purchase Agreement, dated as of June 28, 1999, among MagneTek, MagneTek Service (U.K.) Limited and the Company (the "Asset Purchase Agreement"). The Company's acquisition of the assets of the Motors Business is referred to herein as the "Acquisition."

          Pursuant to the Asset Purchase Agreement, except for certain excluded assets (including cash, tax refunds, certain third party claims, business information, MagneTek's business name, certain records, interests in joint ventures, obligations of affiliates of MagneTek, certain agreements with respect to commodities, MagneTek's facility in Cegled, Hungary, certain logistics facilities, certain intellectual property and certain corporate assets), the Company acquired the stock of six foreign subsidiaries of MagneTek and all of the business, rights, claims and assets of MagneTek used primarily in the operation of the Motors Business, including, but not limited to, (a) owned real property, (b) leased real property, (c) personal property, (d) inventories, (e) intellectual property, (f) contracts, (g) licenses and permits, (h) books and records, (i) insurance proceeds, (j) accounts receivable, (k) prepaid expenses,
(l) third party claims, (m) certain logistics facilities and (n) intangible rights and assets.

          As consideration  for the assets of the Motors  Business,  the Company
(i) assumed various liabilities of MagneTek arising out of the Motors Business, and (ii) paid approximately $250 million in cash at the closing of the Acquisition, subject to adjustment. The purchase price paid by the Company for the assets of the Motors Business was determined on the basis of arm's length negotiations between the parties. The Company funded the Acquisition through available cash and proceeds from the issuance of commercial paper and borrowings under a credit facility with Bank of America, N. A., The First National Bank of Chicago, The Bank of New York, Citibank, N. A., Firstar Bank Milwaukee, N. A., M & I Marshall & Ilsley Bank, Northwest Bank Wisconsin, N. A., U.S. Bank National Association, and Wachovia Bank, N. A.

          The Asset Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of the material provisions of the Asset Purchase Agreement set forth above is qualified in its entirety by reference to the Asset Purchase Agreement filed as an exhibit hereto.

          MagneTek used the assets of the Motors Business in the business of developing, manufacturing, selling and distributing fractional, integral and DC electric motors. The Company intends to continue to use such assets for that purpose.


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Item 7.   Financial Statements and Exhibits.

          (a) Financial Statements of Business Acquired.

          The required financial statements for the Motors Business are not filed with this Current Report on Form 8-K, but will be filed as soon as practicable and in no event later than October 18, 1999.

          (b) Pro Forma Financial Information.

          The required pro forma financial information is not filed with this Current Report on Form 8-K, but will be filed as soon as practicable and in no event later than October 18, 1999.

          (c) Exhibits.

          The exhibit listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               A. O. SMITH CORPORATION



Date:  August 16, 1999         By: /s/ W. David Romoser
                                   --------------------------------------------
                                   W. David Romoser
                                   Vice President, General Counsel and Secretary






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



                             A. O. SMITH CORPORATION

                   Exhibit Index to Current Report on Form 8-K
                              Dated August 2, 1999


Exhibit
Number                             Description
------                             -----------


(2) Asset Purchase Agreement, dated as of June 28, 1999, among MagneTek, Inc., MagneTek Service (U.K.) Limited and A. O. Smith Corporation.*










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*      The schedules and exhibits to this document are not being filed herewith.
       The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.



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